                                                                   Exhibit 10.35

                       COLUMBIA/HCA HEALTHCARE CORPORATION
                        PERFORMANCE EQUITY INCENTIVE PLAN


Purpose and Administration of the Plan

The Performance Equity Incentive Plan ("Plan") is established to encourage outstanding performance of employees who are in a position to make substantial contributions to the success of the Company. This plan is governed by the Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan and is administered by the Compensation Committee.

Participation

Eligibility to participate in the Plan shall be extended generally to all full time regular/corporate payroll Director and above with at least three months employment in the fiscal year ("Participants") subject to approval by the CEO of Columbia/HCA Healthcare Corporation. For a Participant added during the Fiscal Year, the consideration shall be determined pursuant to the Plan and prorated. Proration may also apply to employees who transfer to a position eligible for a different incentive target. In general, the targets for this plan are approximately 50% of the Participants 1997 incentive target and range from 10% to 40%.

Incentive Calculation and Payment

Plan payments for Participants are based on a combination of financial/non financial measurements (see chart below). As soon as practical, after the Fiscal Year, when the financial results of the Company are known, the appropriate senior officer will review and recommend plan payments. The Committee may make adjustments to performance targets deemed necessary to avoid unwarranted penalties or windfalls. Such adjustments will recognize uncontrollable outside factors and will be kept to a minimum. Payments shall be made as soon as practicable, after the annual audit report has been issued, but in no event later than three months after the Fiscal Year. Payments will be in the form of restricted stock that will vest at 50% per year over the following two years. This Plan is not a "qualified" plan for tax purposes, and any payments are subject to tax withholding requirements.

Plan Measurements

----------------------------------------------------------------------------------------------------------------------------
                                           FINANCIAL                                          NON FINANCIAL
----------------------------------------------------------------------------------------------------------------------------
                                                         SWB as % of Net,
                                                            Cash Flow,
                                                            AR/Bad Debt          Satisfaction
                     EBITDA (Actual     Department           Or Supply           Corp - Client            Individual
                      to Budget)*        Budget***         Expense as %          Ops - Patient          Specific Goals
----------------------------------------------------------------------------------------------------------------------------
    Corporate             25%               25%                                       **                     50%
----------------------------------------------------------------------------------------------------------------------------
    Operations            50%                                   20%                   15%                    15%
----------------------------------------------------------------------------------------------------------------------------

* NOTE: EBITDA will have an upside potential of up to 150% for exceeding budget by 10% (both operations and Corporate).
** Each Corporate participant will have at least one Individual Specific Goal related to Client Satisfaction.
*** Some Corporate departments may be measured on some other financial measure as approved by the SVP Human Resources and the Company COO.

Termination of Participant

In the event a payment is due pursuant to the Plan and a Participant's employment with the Company is terminated prior to the payment by reason of retirement, total and permanent disability or death, such Participant (or estate in the event of death) shall receive a pro rata payment as soon as practical after the Fiscal Year, but in no event later than the three months after the Fiscal Year. The Committee or it's designee shall have authority to accelerate vesting on all unvested shares. A Participant who is otherwise voluntarily or involuntarily separated prior to the payment of any incentive compensation shall cease to be a Participant and shall not have earned any right to receive any payments pursuant to the Plan. In addition, a Participant will forfeit all unvested shares at the time of separation.


                                                                               2